Exhibit 99.1

Flowserve Corporation Reports First Quarter 2025 Results

Strong Start to the Year; Reaffirms Full-year 2025 Guidance

DALLAS, April 29, 2025 – Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, reported its financial results for the first quarter ended March 31, 2025.

Highlights:

•	First quarter bookings of $1.2 billion, including record aftermarket bookings of nearly $690 million

•	Power bookings increased more than 45% year-over-year, with over $100 million in nuclear awards for the third consecutive quarter

•	Gross margin and adjusted[1] gross margin[2] of 32.3% and 33.5%, respectively, increased 110 and 180 basis points versus the prior year period

•	Operating income and adjusted operating income[3] of $132 million and $147 million, respectively, an increase of 17% and 24% compared to last year

•	Reported and Adjusted Earnings Per Share (EPS) [4] of 56 and 72 cents, respectively

Management Commentary:

“Our first quarter results were a strong start to the year, with robust bookings growth, margin expansion, and earnings acceleration all driven by healthy end markets and improved execution. These results demonstrate the strength of our diversified portfolio and the exceptional performance of our associates around the world operating under the Flowserve Business System,” said Scott Rowe, Flowserve’s President and Chief Executive Officer.

Rowe continued, “As we pivot to the second quarter and rest of the year, the macro environment has become more dynamic as tariffs increase global uncertainty. While we continue to monitor the environment closely, I am confident in our ability to navigate these rapidly evolving challenges. With $2.9 billion of backlog, improved execution, and expected benefits from the Flowserve Business System, we are positioned well to create value for our customers, shareholders, and associates.”

Key Figures:

(dollars in millions, except per share)	2025 Q1	2024 Q1	Change
Backlog	$2,902.9	$2,612.5	11.1%

Bookings	$1,226.4	$1,038.3	18.1%
Original Equipment	$537.8	$462.5	16.3%
Aftermarket	$688.6	$575.8	19.6%

Sales[5]	$1,144.5	$1,087.5	5.2%
Organic	410 bps
Acquisitions	330 bps
Foreign Exchange	(220) bp	s

Operating Margin	11.5%	10.4%	110 bps
Adjusted Operating Margin	12.8%	10.9%	190 bps
Earnings Per Share	$0.56	$0.56	—
Adjusted Earnings Per Share	$0.72	$0.58	24.1%

Cash From Operations	($49.9)	$62.3	(180.2%)

2025 Guidance:

The Company reaffirmed its full-year 2025 guidance communicated on February 18, 2025, including Adjusted EPS target range of $3.10 to $3.30. 2025 guidance reflects the estimated impact of recently announced tariffs, net of estimated mitigating actions.

Guidance

Organic sales growth	+3% to +5%

Impact from acquisitions	Approx. +300 bps

Impact from foreign exchange translation	Approx. (100) to 0 bps

Total sales growth	+5% to +7%

Adjusted EPS	$3.10 to $3.30

Net interest expense	Approx. $70 million

Adjusted tax rate	Approx. 21%

Capital expenditures	$80 to $90 million

Webcast and Conference Call Instructions:

Flowserve will host its conference call to discuss first quarter results on Wednesday, April 30, at 10:00 a.m. Eastern Time. The call can be accessed by shareholders and other interested parties on Flowserve’s Investors page.

Footnotes (pages 1-2)

[1]

See Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (unaudited) and Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (unaudited) tables for a detailed reconciliation of reported results to adjusted measures.

[2]	Adjusted gross margin is calculated by dividing adjusted gross profit by sales. Adjusted gross profit is derived by excluding the adjusted items.
[3]	Adjusted operating margin is calculated by dividing adjusted operating income by sales. Adjusted operating income is derived by excluding the adjusted items.
[4]

Adjusted 2025 EPS excludes potential realignment expenses, below-the-line foreign currency effects, and certain other discrete items which may arise during the year and utilizes foreign exchange rates of the prior 30-day period and approximately 132 million fully diluted shares.

[5]

Organic is defined as the change in Sales, as defined by U.S. GAAP, excluding the impacts of currency translation and acquisitions. The impact of currency translation is calculated by translating current year results on a monthly basis at prior year exchange rates for the same period.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended March 31,
(Amounts in thousands, except per share data)	2025	2024
Sales	$1,144,543	$1,087,479
Cost of sales	(775,209)	(748,511)

Gross profit	369,334	338,968
Selling, general and administrative expense	(243,177)	(228,418)
Net earnings from affiliates	5,732	2,529

Operating income	131,889	113,079
Interest expense	(19,175)	(15,317)
Interest income	1,745	1,169
Other income (expense), net	(17,259)	(874)

Earnings (loss) before income taxes	97,200	98,057
(Provision for) benefit from income taxes	(17,743)	(20,142)

Net earnings (loss), including noncontrolling interests	79,457	77,915
Less: Net earnings attributable to noncontrolling interests	(5,552)	(3,695)

Net earnings (loss) attributable to Flowserve Corporation	$73,905	$74,220

Net earnings (loss) per share attributable to Flowserve Corporation common shareholders:
Basic	$0.56	$0.56
Diluted	0.56	0.56
Weighted average shares – basic	131,566	131,510
Weighted average shares – diluted	132,670	132,368

Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands, except per share data)

Three Months Ended March 31, 2025	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$369,334	$243,177	$131,889	$(17,259)	$17,743	$73,905	18.3%	0.56
Reported as a percent of sales	32.3%	21.2%	11.5%	-1.5%	1.6%	6.5%
Realignment charges (a)	10,015	1,304	8,711	—	1,871	6,840	21.5%	0.05
Acquisition related (b)	—	(1,281)	1,281	—	301	980	23.5%	0.01
Purchase accounting step-up and intangible asset amortization (c)	3,475	(1,300)	4,775	—	1,361	3,414	28.5%	0.03
Discrete items (d)(e)	33	(383)	416	1,500	451	1,465	23.5%	0.01
Below-the-line foreign exchange impacts (f)	—	—	—	11,373	2,445	8,928	21.5%	0.07

Adjusted	$382,857	$241,517	$147,072	$(4,386)	$24,172	$95,532	19.3%	0.72

Adjusted as a percent of sales	33.5%	21.1%	12.8%	-0.4%	2.1%	8.3%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $1,500 is non-cash.
(b)	Charge represents acquisition and integration related costs associated with the MOGAS acquisition.
(c)	Charge represents amortization of step-up in value of acquired inventories and acquisition related intangible assets associated with the MOGAS acquisition.
(d)

Charge represents share-based compensation expense associated with a one-time discretionary restricted stock grant, subject to three-year cliff vesting, provided to certain employees in conjunction with the freeze of our US Qualified pension plan.

(e)	Charge represents a pension settlement accounting loss incurred in conjunction with the freeze of our US Qualified pension plan.
(f)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

Three Months Ended March 31, 2024	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$338,968	$228,418	$113,079	$(874)	$20,142	$74,220	20.5%	0.56
Reported as a percent of sales	31.2%	21.0%	10.4%	-0.1%	1.9%	6.8%
Realignment charges (a)	5,673	(1,494)	7,167	—	723	6,444	10.1%	0.05
Discrete item (b)	—	2,000	(2,000)	—	—	(2,000)	0.0%	(0.02)
Below-the-line foreign exchange impacts (c)	—	—	—	(1,323)	(51)	(1,273)	3.8%	(0.01)

Adjusted	$344,641	$228,924	$118,246	$(2,197)	$20,814	$77,392	20.4%	0.58

Adjusted as a percent of sales	31.7%	21.1%	10.9%	-0.2%	1.9%	7.1%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $800 is non-cash.
(b)	Represents a reduction to reserves associated with our ongoing financial exposure in Russia that were adjusted for Non-GAAP measures when established in 2022.
(c)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

SEGMENT INFORMATION

(Unaudited)

FLOWSERVE PUMPS DIVISION	Three Months Ended March 31,
(Amounts in millions, except percentages)	2025	2024
Bookings	$852.9	$703.5
Sales	783.1	769.4
Gross profit	268.5	247.9
Gross profit margin	34.3%	32.2%
SG&A	137.7	139.7
Segment operating income	136.5	110.9
Segment operating income as a percentage of sales	17.4%	14.4%

FLOW CONTROL DIVISION	Three Months Ended March 31,
(Amounts in millions, except percentages)	2025	2024
Bookings	$376.0	$341.1
Sales	364.1	320.5
Gross profit	100.2	92.7
Gross profit margin	27.5%	28.9%
SG&A	68.7	58.0
Segment operating income	31.5	34.7
Segment operating income as a percentage of sales	8.6%	10.8%

Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands)

Flowserve Pumps Division

Three Months Ended March 31, 2025	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$268,462	$137,680	$136,515
Reported as a percent of sales	34.3%	17.6%	17.4%
Realignment charges (a)	2,979	998	1,981
Discrete items (b)	28	(125)	153

Adjusted	$271,469	$138,553	$138,649

Adjusted as a percent of sales	34.7%	17.7%	17.7%

Flow Control Division

Three Months Ended March 31, 2025	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$100,187	$68,705	$31,482
Reported as a percent of sales	27.5%	18.9%	8.6%
Realignment charges (a)	7,102	121	6,981
Acquisition related (c)	—	(1,281)	1,281
Purchase accounting step-up and intangible asset amortization (d)	3,475	(1,300)	4,775
Discrete items (b)	4	(64)	68

Adjusted	$110,768	$66,181	$44,587

Adjusted as a percent of sales	30.4%	18.2%	12.2%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $1,500 is non-cash.
(b)

Charge represents share-based compensation expense associated with a one-time discretionary restricted stock grant, subject to three-year cliff vesting, provided to certain employees in conjunction with the freeze of our US Qualified pension plan.

(c)	Charge represents acquisition and integration-related costs associated with the MOGAS acquisition.
(d)	Charge represents amortization of step-up in value of acquired inventories and acquisition related intangible assets associated with the MOGAS acquisition.

Three Months Ended March 31, 2024	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$247,938	$139,710	$110,894
Reported as a percent of sales	32.2%	18.2%	14.4%
Realignment charges (a)	5,044	(1,041)	6,085
Discrete item (b)	—	2,000	(2,000)

Adjusted	$252,982	$140,669	$114,979

Adjusted as a percent of sales	32.9%	18.3%	14.9%

Flow Control Division
Three Months Ended March 31, 2024	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$92,695	$57,987	$34,708
Reported as a percent of sales	28.9%	18.1%	10.8%
Realignment charges (a)	767	(114)	881

Adjusted	$93,462	$57,873	$35,589

Adjusted as a percent of sales	29.2%	18.1%	11.1%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $800 is non-cash.
(b)	Represents a reduction to reserves associated with our ongoing financial exposure in Russia that were adjusted for Non-GAAP measures when established in 2022.

1st Quarter 2025 - Segment Results
(dollars in millions, comparison vs. 2024 first quarter, unaudited)
	FPD		FCD
	1st Qtr		1st Qtr
Bookings	$852.9		$376.0
- vs. prior year	149.4	21.2%	34.9	10.2%
- on constant currency	169.7	24.1%	39.9	11.7%
Sales	$783.1		$364.1
- vs. prior year	13.7	1.8%	43.6	13.6%
- on constant currency	32.6	4.2%	48.9	15.3%
Gross Profit	$268.5		$100.2
- vs. prior year	8.3%		8.1%
Gross Margin (% of sales)	34.3%		27.5%
- vs. prior year (in basis points)	210 bps		(140) bps
Operating Income	$136.5		$31.5
- vs. prior year	25.6	23.1%	-3.2	-9.3%
- on constant currency	29.1	26.2%	-2.4	-7.0%
Operating Margin (% of sales)	17.4%		8.6%
- vs. prior year (in basis points)	300 bps		(220) bps
Adjusted Operating Income *	$138.6		$44.6
- vs. prior year	23.7	20.6%	9.0	25.3%
- on constant currency	27.1	23.6%	9.8	27.6%
Adj. Oper. Margin (% of sales)*	17.7%		12.2%
- vs. prior year (in basis points)	280 bps		110 bps
Backlog	$2,018.7		$889.4

*	Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges and other specific discrete items

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
(Amounts in thousands, except par value)	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$540,804	$675,441
Accounts receivable, net of allowance for expected credit losses of $85,444 and $79,059, respectively	1,043,707	976,739
Contract assets, net of allowance for expected credit losses of $3,997 and $3,404, respectively	312,154	298,906
Inventories	841,546	837,254
Prepaid expenses and other	126,696	116,157

Total current assets	2,864,907	2,904,497
Property, plant and equipment, net of accumulated depreciation of $1,173,858 and $1,142,667, respectively	542,490	539,703
Operating lease right-of-use assets, net	161,743	159,400
Goodwill	1,303,111	1,286,295
Deferred taxes	219,849	221,742
Other intangible assets, net	184,689	188,604
Other assets, net of allowance for expected credit losses of $65,940 and $66,081, respectively	206,509	200,580

Total assets	$5,483,298	$5,500,821

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$537,827	$545,310
Accrued liabilities	481,888	561,486
Contract liabilities	284,697	283,670
Debt due within one year	44,197	44,059
Operating lease liabilities	33,689	33,559

Total current liabilities	1,382,298	1,468,084
Long-term debt due after one year	1,451,214	1,460,132
Operating lease liabilities	150,825	149,838
Retirement obligations and other liabilities	369,696	371,055
Shareholders’ equity:
Preferred shares, $1.00 par value	—	—
Shares authorized – 1,000, no shares issued
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793 and 176,793, respectively
Capital in excess of par value	482,529	502,045
Retained earnings	4,071,710	4,025,750
Treasury shares, at cost – 45,616 and 45,688 shares, respectively	(2,010,045)	(2,007,869)
Deferred compensation obligation	8,114	8,172
Accumulated other comprehensive loss	(693,528)	(741,424)

Total Flowserve Corporation shareholders’ equity	2,079,771	2,007,665
Noncontrolling interests	49,494	44,047

Total equity	2,129,265	2,051,712

Total liabilities and equity	$5,483,298	$5,500,821

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
(Amounts in thousands)	2025	2024
Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$79,457	$77,915
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	18,831	19,326
Amortization of intangible and other assets	5,571	2,254
Stock-based compensation	8,656	8,657
Foreign currency, asset write downs and other non-cash adjustments	(7,350)	1,189
Change in assets and liabilities:
Accounts receivable, net	(50,679)	(39,687)
Inventories	8,804	(11,452)
Contract assets, net	(9,447)	(8,051)
Prepaid expenses and other assets, net	6,669	(16,001)
Accounts payable	(16,861)	5,053
Contract liabilities	(3,648)	(6,372)
Accrued liabilities	(89,467)	30,917
Retirement obligations and other liabilities	(5,448)	(2,426)
Net deferred taxes	4,978	935

Net cash flows provided (used) by operating activities	(49,934)	62,257

Cash flows – Investing activities:
Capital expenditures	(11,738)	(13,610)
Proceeds from disposal of assets	462	24

Net cash flows (used) by investing activities	(11,276)	(13,586)

Cash flows – Financing activities:
Payments on term loan	(9,375)	(15,000)
Proceeds under other financing arrangements	150	72
Payments under other financing arrangements	(101)	(25)
Repurchases of common shares	(21,088)	(2,549)
Payments related to tax withholding for stock-based compensation	(11,063)	(8,857)
Payments of dividends	(27,617)	(27,654)
Contingent consideration payment related to acquired business	(15,000)	—
Other	(138)	(201)

Net cash flows (used) by financing activities	(84,232)	(54,214)
Effect of exchange rate changes on cash and cash equivalents	10,805	(8,154)

Net change in cash and cash equivalents	(134,637)	(13,697)
Cash and cash equivalents at beginning of period	675,441	545,678

Cash and cash equivalents at end of period	$540,804	$531,981

About Flowserve:

Flowserve Corporation is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the Company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the Company’s website at www.flowserve.com.

Flowserve Contacts

Investor Contacts:
Brian Ezzell, Vice President, Investor Relations, Treasurer & Corporate Finance	(469) 420-3222
Tarek Zeni, Director, Investor Relations	(469) 420-4045

Media Contact:
Wes Warnock, Vice President, Marketing, Communications & Public Affairs	(972) 443-6900

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: global supply chain disruptions and the current inflationary environment could adversely affect the efficiency of our manufacturing and increase the cost of providing our products to customers; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from any restructuring and realignment initiatives, our business could be adversely affected; the substantial dependence of our sales on the success of the energy, chemical, power generation and general industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics and changes to tariffs or trade agreements that could affect customer markets, particularly North African, Latin American, Asian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; the impact of public health emergencies, such as outbreaks of epidemics, pandemics, and contagious diseases, on our business and operations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; potential adverse effects resulting from the implementation of new tariffs and related retaliatory actions and changes to or uncertainties related to tariffs and trade agreements; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Argentina; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; if we are not able to maintain our competitive position by successfully developing and introducing new products and integrate new technologies, including artificial intelligence and machine learning; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the United States, as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company’s performance. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

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